Exhibit 10.12
Aspen Exploration Corporation
Indemnity Agreement

This Indemnity Agreement (this “Agreement”) is entered into as of _________, 2010 between Aspen Exploration Corporation, a Delaware corporation (the “Company”), and _______________ (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors, officers and other agents the most capable persons available; and

WHEREAS, Indemnitee is or has agreed to become a director, officer and/or other agent of the Company, and both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against such person; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and to enhance Indemnitee’s continued and effective service to the Company, the Company desires to provide for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent permitted by law, subject to certain very limited exceptions, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the above premises and the promises set forth herein, the parties hereto agree as follows:

1.              CERTAIN DEFINITIONS.  As used in this Agreement, the capitalized terms listed below shall have the meanings ascribed to them as follows:

1.1              Board.  The Board of Directors of the Company.

1.2              Expenses.  Any expense, liability, or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing, in any Proceeding relating to any Indemnifiable Event.

1.3              Indemnifiable Event.  Any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee:

(a)              is or was a director, officer or other agent of the Company; or

(b)              while a director, officer or other agent of the Company is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise; or

(c)              was a director, officer or other agent of a foreign or domestic corporation that was a predecessor corporation of the Company or was a director, officer, employee, trustee, agent, or fiduciary of another enterprise at the request of such predecessor corporation; and related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity while serving as described in clauses (a) through (c) above.

1.4              Proceeding.  Any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative or other.

2.              AGREEMENT TO INDEMNIFY.  In the event Indemnitee was, is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto).  The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights which Indemnitee may be entitled or subsequently entitled under any statute, the Company’s Certificate of Incorporation or Bylaws, by vote of the stockholders or the Board, or otherwise.  To the extent that a change in applicable law (whether by statute or judicial decision) or the Company’s Bylaws permits greater indemnification than is currently provided for an Indemnifiable Event, Indemnitee shall be entitled to such greater indemnification under this Agreement.

2.1              Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

2.2              Contribution.  If the Indemnitee is not entitled to the indemnification provided in this Agreement for any reason, then in respect of any threatened, pending or completed Proceedings in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceedings), the Company shall contribute to the amount of Expenses payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the Indemnifiable Events which resulted in such Expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.  The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

2.3              Mandatory Indemnification.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise (within the meaning of Section 145(c) of the Delaware General Corporation Law) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

3.              EXPENSE ADVANCES.

3.1              Advance of Expenses to Indemnitee.  Expenses incurred by Indemnitee in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by the Company to Indemnitee within 30 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance and reasonably evidencing the Expenses incurred by Indemnitee (an "Expense Advance").  If it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by the Company, Indemnitee hereby agrees to repay any amounts advanced by the Company under this Section 3.  The undertaking set forth in the preceding sentence is intended to comply with the undertaking required by Section 145(e) of the Delaware General Corporation Law.  Indemnitee agrees to execute any further agreements regarding the repayment of Expenses as the Company may reasonably request prior to receiving any such advance.

3.2              Exceptions.  Notwithstanding Section 3.1, the Company shall not be obligated for any Expense Advance under this Section 3 for any expenses incurred by the Indemnitee to the extent such arise from a lawsuit filed directly by the Company against the Indemnitee if an absolute majority of the members of the Board reasonably determines in good faith, within forty-five (45) days of Indemnitee's request to be advanced expenses, that the facts known to them at the time such determination is made demonstrate clearly and convincingly that the Indemnitee acted in bad faith.  The Company may not avail itself of this Section 3.2 as to a given lawsuit if, at any time after the occurrence of the activities or omissions that are the primary focus of the lawsuit, the Company has undergone a change in control.  For this purpose a change in control shall mean a given shareholder or group of affiliated shareholders increasing their beneficial ownership interest in the Company by at least 20 percentage points without advance Board approval.

4.              NOTIFICATION AND DEFENSE OF PROCEEDING.

4.1              Notice of Claim.  Indemnitee shall give written notice to the Company promptly after Indemnitee has actual knowledge of any Proceeding as to which indemnification may be sought under this Agreement.  The failure of Indemnitee to give notice, as provided in this Section 4.1, shall not relieve the Company of its obligations to provide indemnification under this Agreement; however, the amounts to which Indemnitee may be indemnified shall be reduced to the extent that the Company has been prejudiced by such failure.

4.2              Defense.  With respect to any Proceeding, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so desires, the Company may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. However, the Company shall not be entitled to assume the defense of any Proceeding (a) brought by the Company, or (b) as to which Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding and Indemnitee does in fact assume and conduct the defense.

4.2.1              If the Company assumes the defense, Indemnitee shall furnish such information regarding Indemnitee or the Proceeding in question, as the Company may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with the Company in every other respect.  If the Company assumes the defense of the Proceeding, the Company shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

4.2.2              After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company will not be liable to Indemnitee under this Agreement or otherwise for any Expenses in excess of $10,000 subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (a) through (c) below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but all Expenses related thereto in excess of $10,000 incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense, unless: (a) the employment of counsel by Indemnitee has been authorized by the Company; (b) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, but Indemnitee does not, in fact, assume and conduct the defense; or (c) the Company has not, in fact, assumed and is not conducting the defense of such Proceeding.

5.              ENFORCEMENT.  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to continue as a director, officer or other agent of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.  Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court in the State of Colorado having subject matter jurisdiction thereof and in which venue is proper.  Likewise, the Company may seek judicial determination of its obligations under this Agreement.  The Company and Indemnitee each hereby consent to service of process and to appear in any such proceeding.

5.1              Defenses; Burden of Proof.  It shall be a defense to any action brought by Indemnitee or the Company concerning enforceability of this Agreement that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.  In connection with any such action or any determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company.

5.2              Presumptions.  Neither the failure of the Company (including its Board or shareholders) to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board or shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.3              Equitable Relief.  The Company agrees that the Company’s failure to make indemnification payments or Expense Advances to Indemnitee shall cause irreparable damage to Indemnitee, the exact amount of which is impossible to ascertain, and for this reason agrees that Indemnitee shall be entitled to such injunctive or other equitable relief as shall be necessary to adequately provide for payment or reasonably anticipated payments.

5.4              Indemnification for Expenses Incurred in Enforcing Rights.  Except as set forth in Sections 3.2 and 6, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within thirty days after such request) advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any claim or action asserted against or brought by Indemnitee for indemnification of Expenses or payment of Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events.  Any Expenses so paid shall be considered Expense Advances under Section 3 above.

6.              EXCEPTIONS.  Subject only to Section 2.3 above and notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

6.1              Claims Initiated by Indemnitee.  To indemnify or advance expenses to the Indemnitee in connection with any Proceeding initiated by Indemnitee unless the Company has joined in, or the Board has consented to, the initiation of such Proceeding, or the Proceeding is one to enforce rights under this Agreement;

6.2              Unauthorized Settlements.  To indemnify Indemnitee to the extent Indemnitee settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without the Company’s express prior written consent (which shall not be unreasonably withheld) unless Indemnitee receives court approval for such settlement or other disposition where the Company had the opportunity to oppose Indemnitee's request for such court approval;

6.3              No Opportunity to Defend.  To indemnify or advance expenses to Indemnitee with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless the Company's participation in such Proceeding was barred by this Agreement or the court in such Proceeding;

6.4              Securities Law Actions.  To indemnify the Indemnitee on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

6.5              Proceeding to Enforce Agreement.  To indemnify or advance expenses to the Indemnitee for any expenses incurred by the Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

6.6              Unlawful Indemnification.  To indemnify or advance expenses for any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law or until any preconditions imposed upon, or agreed to by, the Company by or with any court or governmental agency are satisfied.

7.              INSURANCE; SUBROGATION.  The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8.              GENERAL PROVISIONS.

8.1              Amendment of this Agreement.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties hereto.  No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

8.2              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

8.3              Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

8.4              Remedies Cumulative.  The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative to, such right or remedy.

8.5              Notices.  Any notice required or permitted by this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or, if mailed, upon deposit with the United States Post Office by certified mail, return receipt requested, postage prepaid or a nationally recognized express courier, to the address for the recipient set forth on the signature page hereto or to such other address as the recipient shall hereafter have noticed the sending party in the manner set forth above.

8.6              Headings.  Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

8.7              References.  Any reference in this Agreement to the indemnity provisions of the Company’s Certificate of Incorporation or Bylaws, the Delaware General Corporation Law, or to any applicable law shall refer to such provisions as they shall be amended from time to time or to any successor provision, except that any change in the Company's Certificate of Incorporation or Bylaws shall only apply to the extent that such amendment permits the Company to provide broader indemnification rights to Indemnitee than currently provided.

8.8              Severability.  Any provision of this Agreement, which is unenforceable in any jurisdiction, shall be ineffective in such jurisdiction to the extent of such unenforceability without invalidating the remaining provisions of this Agreement, and any unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9              Approval by the Board.  This Agreement was approved by the Board of Directors of the Company by resolutions adopted on December 9, 2008.

8.10              Applicable Law.  The rights and obligations under this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8.11              Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent now or hereafter permitted by law, except as expressly limited herein.

8.12              Counterparts.  This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

8.13              Prior Agreements. To the extent the Company has entered into a prior agreement with the Indemnitee, such agreement remains effective for any acts that occurred prior to the date hereof. This agreement is effective for any acts that occur on or after the date hereof that results in an Indemnifiable Event.

IN WITNESS WHEREOF, this Indemnity Agreement has been entered into effective as of the date first written above.

Aspen Exploration Corporation

By:____________________________________

INDEMNITEE:

Signature: ______________________________
Name:
Address

Phone